                                                                       Exhibit 2

                         COMPANY SHAREHOLDERS' AGREEMENT

                  This COMPANY SHAREHOLDERS' AGREEMENT (this "Agreement") is made and entered into as of October 2, 2000 by and among DoubleClick Inc., a Delaware corporation ("Parent"), and the undersigned shareholders (each, a "Shareholder" and collectively, the "Shareholders") of NetCreations, Inc., a New York corporation ("Company"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Genesis Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company (such agreement as it may be amended is hereinafter referred to as the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "Merger") in which each outstanding share of capital stock of Company (the "Company Capital Stock") will be converted into shares of common stock, par value $0.001 per share, of Parent (the "Parent Shares") at the Exchange Ratio set forth in the Merger Agreement (the "Transaction");

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause certain shareholders of Company to execute and deliver to Parent a Company Shareholders' Agreement upon the terms set forth herein; and

                  WHEREAS, each Shareholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock owned on the date hereof", and such Shareholder desires to make the number of shares indicated on the signature page of this Agreement under the heading "Total Number of Shares of Company Capital Stock subject to this Agreement" (the "Shares") subject to the terms of this Agreement.

                  NOW, THEREFORE, the parties agree as follows:

1. Ownership of Shares; Transfer. (a)Each Shareholder represents and warrants to Parent that such Shareholder is the beneficial owner of (i.e., has sole or shared voting or investment power with respect to) the Shares. The Shares constitute a portion of such Shareholder's interest in the outstanding capital stock and voting securities of Company. The Shares are free and clear of any liens, claims, options, charges or other encumbrances. Such Shareholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Shareholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge or otherwise dispose of or encumber any Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the shareholders of Company at which any of the following is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the shareholders of Company with respect to any of the following, each Shareholder shall vote, or, using such Shareholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote the Shares as to which such Shareholder then has voting control, in favor of approval and adoption of the Merger Agreement and of the Transaction.

                  Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any Shareholder from (i) acting in his or her capacity as a director or officer of Company, to the extent applicable, it being understood that this Agreement shall apply to each Shareholder solely in his or her capacity as a shareholder of Company or (ii) voting in his or her sole discretion on any matter other than those matters referred to in the first paragraph of this Section 2.

3. Irrevocable Proxy. Each Shareholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Annex A (the "Proxy"), such Proxy to cover the Shares in respect of which such Shareholder is entitled to vote at each meeting of the shareholders of Company and held by such Shareholder as of the record date for such meeting (including, without limitation, each written consent in lieu of a meeting). In the event that any Shareholder is unable to provide any such Proxy in a timely manner, such Shareholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of such Shareholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of such Shareholder. Upon the execution of this Agreement by each Shareholder, such Shareholder hereby revokes any and all prior proxies or powers of attorney given by such Shareholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

4. Representations, Warranties and Covenants of Shareholder. Each Shareholder hereby represents, warrants and covenants to Parent as follows:

                  (a) Each Shareholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by such Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Shareholder is a party or by which such Shareholder or the Shares are or will be bound or affected.

                  (b)        Except to the extent otherwise permitted under
Section 6.04 of the Merger Agreement, until the Expiration Date, each Shareholder, in the Shareholder's capacity as a Shareholder, will not (and will use such Shareholder's reasonable best efforts to cause its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by such Shareholder, not to): (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any material part of the business or properties or capital stock of Company, whether by merger, purchase of assets, tender offer or otherwise, or to liquidate Company or otherwise distribute to the shareholders of Company all or any substantial part of the business, properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event any Shareholder, in such Shareholder's capacity as a Shareholder, shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, such Shareholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Shareholder is a party or violating its fiduciary duties.

                  (c) Each Shareholder understands and agrees that if any Shareholder attempts to vote or provide any other person with the authority to vote any of the Shares held by such Shareholder as of the record date for any meeting at which such Shares are to be voted other than in compliance with this Agreement, Company shall not, and such Shareholder hereby unconditionally and irrevocably instructs Company to not record such vote unless and until such Shareholder shall have complied with the terms of this Agreement.

5. No Limitation on Discretion as Director. If any Shareholder is a natural person and is a member of the board of directors of Company, then this Agreement will apply to the exercise by such Shareholder in his or her individual capacity of rights attaching to ownership of the Shares, and nothing herein shall be deemed to apply to, or to limit in any manner the discretion of such Shareholder with respect to, any action which may be taken or omitted by him or her acting in his or her fiduciary capacity as a director of Company.

6. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

7. Consent and Waiver. Each Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which such Shareholder is a party; provided, however, that such Shareholder shall not be required by this Section 7 to give any consent or deliver in his or her capacity as a director or officer of Company.

8. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

9. Confidentiality. Each Shareholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence, and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

10.      Miscellaneous.

                  10.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  10.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind each Shareholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                  10.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  10.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of each Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

                  10.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one business day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                  (a) If to any Shareholder, at the address set forth below such Shareholder's signature at the end hereof.

                  (b)      if to Parent, to:

                  DoubleClick Inc.
                  450 West 33rd Street
                  New York, New York 10001
                  Attention:        Elizabeth Wang, General Counsel
                  Facsimile No:  (212) 287-9704

                  with a copy to:

                  Brobeck, Phleger & Harrison LLP
                  1633 Broadway, 47th Floor
                  New York, New York 10019
                  Attention:  Eric Simonson
                  Facsimile No.:  (212) 586-7878

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  10.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  10.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  10.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  10.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [Remainder of page intentionally left blank.]

                SIGNATURE PAGE TO COMPANY SHAREHOLDERS' AGREEMENT

                SIGNATURE PAGE TO COMPANY SHAREHOLDERS' AGREEMENT

                  IN WITNESS WHEREOF, the parties have caused this Company Shareholders' Agreement to be executed as of the date first above written.

DOUBLECLICK INC.                          SHAREHOLDER



By:      /s/ Jeff Epstein                  /s/ Rosalind Resnick
   ----------------------------------     -----------------------------
Name:    Jeff Epstein                     (Signature)
         ----------------------------
Title:   Executive Vice President

                                           Rosalind Resnick
                                           ------------------------------
                                           (Print Name of Shareholder)

                                           ------------------------------
                                           (Print Street Address)


                                           ------------------------------
                                           (Print City, State and Zip)


                                           ------------------------------
                                            (Print Telephone Number)

                                           ------------------------------
                                            (Print Facsimile Number)


                                           ------------------------------
                                           (Social Security or Tax I.D. Number)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:              5,754,500

State of Residence:        New York

Total Number of Shares of Company Capital Stock subject to this Agreement:

Common Stock:              5,289,597

                  IN WITNESS WHEREOF, the parties have caused this Company Shareholders' Agreement to be executed as of the date first above written.

DOUBLECLICK INC.                           SHAREHOLDER



By:                                        /s/ Ryan Scott Druckenmiller
   -------------------------------         ---------------------------------
Name:                                      (Signature)
         -------------------------
Title:
         -------------------------

                                           Ryan Scott Druckenmiller
                                           -----------------------------------
                                           (Print Name of Shareholder)


                                           -----------------------------------
                                           (Print Street Address)


                                           -----------------------------------
                                           (Print City, State and Zip)


                                           -----------------------------------
                                           (Print Telephone Number)


                                           -----------------------------------
                                           (Print Facsimile Number)


                                           -----------------------------------
                                           (Social Security or Tax I.D. Number)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:              5,230,035

State of Residence:        New York

Total Number of Shares of Company Capital Stock subject to this Agreement:

Common Stock:              4,807,503

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                               NETCREATIONS, INC.

          The undersigned shareholder of NetCreations, Inc., a New York corporation ("Company"), hereby irrevocably (to the full extent permitted by New York Business Corporation Law) appoints the members of the board of directors of DoubleClick Inc., a Delaware corporation ("Parent"), and each of them, or any other designee of Parent, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to the shares of capital stock of Company indicated on the signature page hereto that are beneficially owned by the undersigned (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date.

                  This Irrevocable Proxy is irrevocable (to the extent provided in New York Business Corporation Law) until the Expiration Date, is coupled with an interest and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), among Parent, Genesis Merger Sub, Inc., a New York corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the New York Business Corporation Law), at every annual, special or adjourned meeting of the shareholders of Company and in every written consent in lieu of such meeting, in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned shareholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: October 2, 2000
                                      /s/ Rosalind Resnick
                                      ----------------------------------------
                                      (Signature of Shareholder)


                                      Rosalind Resnick
                                      ----------------------------------------
                                      (Print Name of Shareholder)


                                      Shares subject to this Irrevocable Proxy:

                                      5,289,597 shares of Company Common Stock

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  October 2, 2000
                                    /s/ Ryan Scott Druckenmiller
                                    --------------------------------------
                                    (Signature of Shareholder)


                                    Ryan Scott Druckenmiller
                                    -------------------------------------
                                    (Print Name of Shareholder)


                                    Shares subject to this Irrevocable Proxy:

                                    4,807,503 shares of Company Common Stock

         SIGNATURE PAGE TO SIGNATURE PAGE TO COMPANY AFFILIATE AGREEMENT